                        AMENDMENT NO. 13
               TO THE LOAN AND SECURITY AGREEMENT
                BETWEEN HUNT VALYE COMPANY, INC.
                AND LASALLE BUSINESS CREDIT. INC.

     This Amendment No. 13 dated as of June 27, 1995 ("Amendment") to the Loan Agreement (defined below) is entered into by and between Hunt Valve Company, Inc. ("Borrower") and LaSalle Business Credit, Inc. ("LaSalle") (formerly 'Known as StanChart Business Credit, Inc.).
                           WITNESSETH
     WHEREAS, the Borrower and LaSalle are parties to a Loan and Security Agreement originally dated as of January 30. 1987, as previously amended by amendments through Amendment No. 5 and Restatement of Loan and Security Agreement, dated as of September 27, 1991, by Amendment No. 6, dated as of April 8. 1994, by Amendment No. 7, dated as of September 27, 1994, by Amendment No. 8, dated as of December 16, 1994, by Amendment No. 9, dated as of January 25, 1995, by Amendment No. 10, dated as of February 27, 1995, by Amendment No. 11, dated as of March 27, 1995, and by Amendment No. 12, dated April 27, 1995 (as amended heretofore and hereafter, the "Loan Agreement"), under which the Initial Term shall expire June 27, 1995;

     WHEREAS, Borrower has requested that LaSalle extend the Expiration Date of the Initial Term of the Loan Agreement from June 27, 1995 to July 27, 1995;

     WHEREAS, Borrower has represented to LaSalle that Borrower's request for LaSalle's agreement to such extension is conditioned on the extension of the due date for Borrower's $1,000,000 required (mandatory) principal prepayment to the Term Lender under the terms of the Term Notes (and pursuant to the Note Agreement, dated as of August 15 1991, as amended, under which the Term Notes have been issued) from July 1, 1995 (as previously extended) to July 31, 1995;

     WHEREAS, the Term Lender has agreed to extend the due date of such $1,000,000 required (mandatory) prepayment to July 31, 1995

     WHEREAS, Borrower has acknowledged that its payment of any part of such $1,000,000 required (mandatory) prepayment to the Term Lender prior to the due date thereof of July 31, 1995, would constitute an Event of Default under the Loan Agreement;

     WHEREAS, LaSalle has agreed to such waivers and amendments of the Loan agreement. on the terms and conditions set forth in this Amendment, subject to the satisfaction by Borrower as required hereunder of certain preconditions to such waivers and to effectiveness of such amendments as set forth below;

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     WHEREAS, terms unless otherwise defined herein, are used
herein with the meanings assigned to them in the Loan Agreement;

     NOW THEREFORE, in consideration of the mutual promises and agreements of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION I - AMENDMENTS.

     Upon fulfillment of the conditions to effectiveness under
Section III of this Amendment, the Loan Agreement shall be, and is hereby, amended to be and read as follows:

     A. Section 1.26 of the Loan Agreement, the definition of "Expiration Date", shall be amended to read as follows:

     "1.26 The Term 'Expiration Date' shall mean July 27, 1995, or such later date as may be agreed by LaSalle and Borrower pursuant to Section 3.1 hereof."

     B. The first paragraph of Section 3.1 of the Loan Agreement shall be amended to read as follows:

     "3.1 This Agreement shall have a term (the 'Initial Term') commencing on the Effective Date and expiring on July 27, 1995, or any other scheduled Expiration Date, the then-scheduled Expiration date may be extended for a period of one (1) year or less only upon mutual written consent of Borrower and LaSalle. In no event shall the Expiration Date be extended to a date after September 27, 1996."

SECTION II - RENEWAL FEE.

     Borrower shall pay to LaSalle a renewal fee in the amount of $500, which shall be earned and payable on July 1, 1995.
SECTION III - CONDITIONS OF EFFECTIVENESS OF THIS AMENDMENT.

     This Amendment shall not be effective unless and until:

     (a) execution of this Amendment by the parties listed as signatories below;

     (b) execution and delivery of a Company General Certificate for Borrower, including as Exhibits Borrower's current Certificate of Incorporation and current By-laws (or statement that they have not been changed since the date of the last Company General Certificate delivered to LaSalle by Borrower), resolutions of Borrower's Board of Directors adopting this Amendment and related instruments and documents and relevant good standing certificates;

     (c) delivery of a Reaffirmation of the Amended and Restated
Guaranty of HVHC, Inc.;

     (d) delivery to LaSalle of an executed copy of a letter agreement between the Term Lender and Borrower extending the due date of the $1,000,000 required (mandatory) prepayment due to the Term Lender from July 1, 1995 to July 31, 1995, consenting to the extension by LaSalle of the expiration date of the Loan Agreement,

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and to the extension of the due date of Borrower's principal and other obligations pursuant to such extension of the expiration date, from July 1, 1995 to July 31, 1995, under Section 2.4 of the Note Agreement, and otherwise in form and substance satisfactory to LaSalle; and

     (e) delivery of any other agreements, consents, filings or other documents relating to the Loan Agreement and documents delivered thereunder which are reasonably requested by LaSalle in relation to this Amendment.

SECTION IV - GENERAL.

     (a) Except as herein amended or modified, the Loan Agreement, as previously amended, shall remain unchanged and in full force and effect and is hereby ratified~ approved, and confirmed in all respects.

     (b) After the date hereof all references in the Loan Agreement to "Agreement", "hereof", or the like shall refer to the Loan
Agreement as herein amended or modified.

     (c) Borrower agrees to furnish to LaSalle upon request, such resolutions, opinions. certificates documents and assurances which LaSalle may request in connection with this Amendment.

     (d) This Amendment shall be binding upon Borrower and LaSalle and their respective successors and assigns, and shall inure to the benefit of LaSalle and Borrower and their respective successors and assigns.

     (e) This Amendment may be executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

     (f) This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

     Dated as of the date and year first above written

                                   HUNT VALVE COMPANY, INC.
                                   By:    /S/ ROBERT V. SILVA
                                   Title: CHAIRMAN

                                   LASALLE BUSINESS CREDIT, INC.
                                   By:    /S/ WILLIAM A. STAPEL
                                   Title: VICE PRESIDENT

                     GUARANTY REAFFIRMATION

     THE UNDERSIGNED hereby acknowledges and accepts the terms and conditions of the above-stated Amendment No. 13 and reaffirms the terms and conditions of that certain Amended and Restated General
Continuing Guaranty dated September 27, 1991.

Dated: June 27, 1995               HVHC, INC.
                                   By:  /S/ ROBERT V. SILVA
                                   Its: PRESIDENT


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